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                       EXHIBIT 16 - CORUS BANKSHARES, INC.
                    LETTER RE CHANGE IN CERTIFYING ACCOUNTANT





June 6, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the four paragraphs of Item 4 included in the Form 8-K dated June 6, 2002 of Corus Bankshares, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP

Arthur Andersen LLP